Exhibit 16.1

Mayer Hoffman McCann P.C. An Independent CPA Firm 10616 Scripps Summit Court San Diego, California 92131 858-795-2000 ph 858-795-2001 fx www-mhm-pc.com

December 9, 2013

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of NTN Buzztime, Inc.’s pertaining to our firm included under Item 4.01 of Form 8-K dated December 9, 2013, and agree with such statements as they pertain to our firm. We are not in a position to agree or disagree with any other statements of the registrant contained therein.

Sincerely,